EXHIBIT 99.1
OVERSEAS SHIPHOLDING GROUP, INC.
STOCK OWNERSHIP GUIDELINES FOR
SENIOR MANAGEMENT EMPLOYEES LEVEL 21 AND ABOVE

I.           Introduction.  This Stock Ownership Guidelines for Senior Management Employees Level 21 and Above (the “Stock Ownership Guidelines”) was adopted by the Board of Directors (the “Board”) of Overseas Shipholding Group, Inc. (the “Company”) on December 9, 2009, subject to final approval by the Compensation Committee thereof, which was obtained on January 19, 2010, and shall be effective commencing as of the fiscal quarter of the Company beginning January 1, 2010.  The purpose of the Stock Ownership Guidelines is to encourage growth in stockholder value by enhancing the linkage between the employees subject to the Stock Ownership Guidelines and the Company’s stockholders, thereby mitigating the potential of excessive risk-taking.

II.           Individuals Subject to the Stock Ownership Guidelines.  The Stock Ownership Guidelines shall apply during each fiscal quarter to all senior management employees of the Company and its affiliates designated at Level 21 or above who hold such positions as of the first day of such fiscal quarter (the “Covered Executives”).  Once an employee is determined to be a Covered Executive for a fiscal quarter, such employee shall remain a Covered Executive for such fiscal quarter notwithstanding any diminution of such Covered Executive’s employment during such fiscal quarter to a level below Level 21, other than as a result of the termination of the Covered Executive’s employment for any reason.  In the event that during a fiscal quarter an employee commences employment with the Company at Level 21 or above or is promoted from a position below Level 21 to a position Level 21 or above, such employee shall be a Covered Executive for such fiscal quarter commencing as of such Covered Executive’s date of hire or promotion.

III.           Stock Ownership Guidelines.  The Stock Ownership Guidelines provide that a Covered Executive may not dispose of any Net Profit Shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”) that the Covered Executive acquired under an equity award granted to the Covered Executive under the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (as amended and restated as of June 10, 2008) (the “Stock Incentive Plan”), or any other incentive or equity plan maintained by the Company (each an “Equity Plan”), unless after such disposition of Common Stock the Covered Executive would continue to own a number of shares equal to at least the Covered Executive’s Quarterly Stock Ownership Requirement for the applicable fiscal quarter in which such disposition is made.  Notwithstanding the foregoing, the Overseas Shipholding Group, Inc. 2000 Employee Stock Purchase Plan (the “ESPP”) shall not be included in the definition of “Equity Plan” for the purposes of the Stock Ownership Guidelines.

A Covered Executive’s “Quarterly Stock Ownership Requirement” is equal to a number of shares of Common Stock, as determined on the first day of each fiscal quarter (each a “Measurement Date”), with a value, based on the closing price for the Common Stock on the last trading day before the applicable Measurement Date, equal to the Covered Executive’s rate of annual base salary as of the applicable Measurement Date multiplied by the applicable Target Ownership Multiple set forth below:

Position	Target Ownership Multiple
President and Chief Executive Officer (the “CEO”)	Three (3) times rate of annual base salary
Tier A Executives under the Company’s Severance Protection Plan amended and restated as of December 31, 2008 (“Tier A Executives”) and Employees at or above Level 24 who are Direct Reports of the CEO (“Direct Reports”)
Two (2) times rate of annual base salary
All Other Covered Executives	One (1) times rate of annual base salary

Once determined, a Covered Executive’s Quarterly Stock Ownership Requirement for a fiscal quarter will not re-adjust automatically as a result of changes in his or her rate of base salary or as a result of a promotion or diminution of such Covered Executive’s employment during such fiscal quarter.  Notwithstanding the foregoing, the Quarterly Stock Ownership Requirement for a Covered Executive who commences employment with the Company at Level 21 or above or is promoted from a position below Level 21 to a position Level 21 or above during a fiscal quarter shall be measured as of such Covered Executive’s date of hire or promotion.  In addition, the Quarterly Stock Ownership Requirement for a Covered Executive who is  a Tier A Executive who ceases to be a Tier A Executive or who is a Direct Report who ceases to be a Direct Report, but in each case who remains a Covered Executive, shall remain unchanged during the fiscal quarter in which such change in position occurred and thereafter shall be determined on each Measurement Date as provided above.  If a Covered Executive ceases to be designated at Level 21 or above but remains an employee of the Company, his or her Quarterly Stock Ownership Requirement shall remain unchanged during the fiscal quarter in which such change in position occurred and thereafter, he or she shall no longer be subject to the Stock Ownership Guidelines.

Covered Executives may dispose of any Net Profit Shares of Common Stock they receive as a result of an equity award granted under an Equity Plan to the extent that following such disposition the Covered Executive would continue to own a number of shares of Common Stock equal to or greater than the Covered Executive’s Quarterly Stock Ownership Requirement for the applicable fiscal quarter in which such disposition is made.

The Stock Ownership Guidelines apply to all awards granted to Covered Executives under an Equity Plan and to all shares of Common Stock received under such awards, whether granted or received prior to, on, or following the date the individual became a Covered Executive.

“Net Profit Shares” are (i) the shares of Common Stock remaining after a Covered Executive exercises an option less any such number of shares of Common Stock reduced, withheld or sold in order to pay the option exercise price for such shares of Common Stock and the taxes incurred as a result of such exercise and any such reduction, withholding or sale, (ii) the shares of Common Stock remaining after restricted stock granted to a Covered Executive vests less any shares of Common Stock reduced, withheld or sold in order to pay the taxes incurred upon the vesting of such restricted stock and any such reduction, withholding or sale, (iii) the shares of Common Stock remaining after a vested restricted stock unit is settled in shares of Common Stock less any shares of Common Stock reduced, withheld or sold in order to pay the taxes incurred upon the vesting and settlement of such restricted stock unit and any such reduction, withholding or sale, or (iv) the shares of Common Stock remaining after a performance award is settled in shares of Common Stock less any shares of Common Stock reduced, withheld or sold in order to pay the taxes incurred upon the vesting and settlement of such performance award and any such reduction, withholding or sale.

In addition, to the extent that a Covered Executive uses other shares of Common Stock he owns (as described in Section IV below), in order to satisfy the Quarterly Stock Ownership Requirement, such shares shall be treated as Net Profit Shares and shall be subject to the retention requirement applicable to Net Profit Shares.

IV.           Ownership Determination.  For purposes of the Stock Ownership Guidelines, “ownership” includes all shares of Common Stock held by a Covered Executive, whether held individually or jointly, including, without limitation, (a) shares of Common Stock purchased on the open market or acquired upon the exercise of a stock option or the settlement of a restricted stock unit for shares of Common Stock, (b) vested restricted stock units held by a Covered Executive, (c) vested shares of restricted Common Stock held by a Covered Executive, (d) shares of Common Stock awarded to a Covered Executive under an award that is subject to performance-based vesting for which the performance and service criteria has been satisfied, (e) shares of Common Stock acquired by a Covered Executive under the ESPP, and (f) vested shares of Common Stock allocated to a Covered Executive’s account under any plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Qualified Plans”).  “Ownership” does not include any (i) vested or unvested options to purchase Common Stock, (ii) unvested restricted stock units held by a Covered Executive, (iii) unvested shares of restricted Common Stock held by a Covered Executive, (iv) any shares of Common Stock under an award that is subject to performance-based vesting for which the performance criteria has not been satisfied, or (v) unvested shares of Common Stock allocated to a Covered Executive’s account under any Qualified Plan.

V.           Noncompliance.  Any attempted disposition of Common Stock by a Covered Executive in violation of the Stock Ownership Guidelines shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

VI.           Administration.  Each Covered Executive’s compliance with the Stock Ownership Guidelines shall be reviewed at least annually by the Board, or the Compensation Committee thereof (the “Committee”).  The Board or the Committee may impose such conditions, restrictions or limitations on any Covered Executive as the Board or the Committee determines to be necessary or appropriate in order to achieve the purposes of the Stock Ownership Guidelines.  The Board or the Committee, in its sole and absolute discretion, may waive any condition set forth in the Stock Ownership Guidelines, including if compliance would create severe hardship or prevent a Covered Executive from complying with a court order.

VII.           Amendment and Termination.  The Board or the Committee may amend, modify or terminate the Stock Ownership Guidelines for any reason at any time.

OVERSEAS SHIPHOLDING GROUP, INC.
STOCK OWNERSHIP GUIDELINES FOR
SENIOR MANAGEMENT EMPLOYEES LEVEL 21 AND ABOVE

Acknowledgement

I, ____________________, hereby acknowledge that I have been informed by Overseas Shipholding Group, Inc. (the “Company”) that effective as of the fiscal quarter commencing _______________, 20____, I am subject to the terms and conditions of the Company’s Stock Ownership Guidelines for Senior Management Employees Level 21 and Above (the “Stock Ownership Guidelines”).  I hereby acknowledge that I have received a copy of the Stock Ownership Guidelines and that I have read and familiarized myself with the Stock Ownership Guidelines and that so long as I am subject to the Stock Ownership Guidelines I will not dispose of any of shares of Common Stock in any manner which violates the Stock Ownership Guidelines.

By my signature below, I acknowledge, understand, accept and agree to be subject to the terms and conditions of the Stock Ownership Guidelines.

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(Employee signature)	(Date)